EXHIBIT 10.4
                                                                    ------------


                                LICENSE AGREEMENT


                         LAURA ASHLEY MANUFACTURING B.V.


                                       AND


                         USA OPTICAL DISTRIBUTORS, INC.


















     Certain portions of this agreement and the amendments thereto marked by [***]have been omitted pursuant to previously granted Orders Granting Confidential Treatment Under the Securities Exchange Act of 1934 and were filed separately with the Securities and Exchange Commission pursuant to the initial requests for confidential treatment.

                                LICENSE AGREEMENT



THIS AGREEMENT is made the 28th day of May, 1991.

BETWEEN

1. LAURA ASHLEY MANUFACTURING B.V., a company incorporated in the Netherlands and having its principal place of business at Luchthavenweg 24, 5507 SK Veldhoven, The Netherlands (hereinafter called "the Licensor") of the one part; and

2. USA OPTICAL DISTRIBUTORS, INC., a company incorporated in the State of California having its principal office at 419A South Hindry Avenue, Inglewood, CA 90301, U.S.A. (hereinafter called "the Licensee") of the other part

WHEREAS:

1. The Licensor is a member of the Laura Ashley group of companies which designs, manufactures and retails home furnishing products and garments, marketed and sold in many countries of the world, including North America.

2. The Licensor is the registered proprietor of the trademarks LAURA ASHLEY and a distinctive oval device.

3. The Licensor is the proprietor of a wide range of distinctive textile designs and patterns featured on Laura Ashley home furniture products and garments.

4. The Licensee is an established designer, importer and wholesaler of fashionable eyeglass frames, including in its range of eyewear styles a portfolio of recognized brand names.

5. The Licensee now wishes to design, import and sell in North America certain styles of eyeglass frames under the LAURA ASHLEY brand name.


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IT IS THEREFORE AGREED AND DECLARED AS FOLLOWS:

1.   DEFINITIONS

As used in this Agreement:

1.1 "Affiliate" of a party means a company which is affiliated to such party by one or more shareholdings such that, directly or indirectly, one of them is subject to the control of the other or both are subject to the common control of a third party;

1.2 "Approved Outlets" means first class retail outlets of a quality and standing consistent both with the high reputation of the Licensor for design, merchandising excellence and service and having the image and market positioning of the LAURA ASHLEY brand;

1.3 "Commencement Date" means September 1, 1991, or such later date prior to October 1, 1991 when the Licensor notifies the Licensee of its approval of the Marketing Plan for the First Contract Year.

1.4  "Contract Term" means the term of this Agreement as provided in Clause 13;

1.5 "Contract Year" means a period of twelve consecutive months from 1st February to 31st January during the Contract Term save that the first Contract Year shall be deemed to commence on the Commencement Date and to end on 31st January 1993 and the last Contract Year shall be deemed to commence on 1st February of the Year during which the Contract Term terminates and to end on the date of actual termination;

1.6 "Laura Ashley Designs" means surface prints originated or developed by the Licensor or its Affiliates;

1.7 "Laura Ashley Group" means the Licensor and its Affiliates referred to collectively;

1.8 "Laura Ashley Outlets" means outlets operated by a member of the Laura Ashley Group in the Territory under the LAURA ASHLEY name with the consent of the Licensor;

1.9  "Licensee" means USA Optical Distributors, Inc., and any of its Affiliates;

1.10 "Licensor" means Laura Ashley Manufacturing B.V.;

1.11 "Marketing Plan" means a plan for marketing Products prepared by the Licensee and agreed with the Licensor for each Contract Year as provided in Clause 6;

1.12 "Minimum Royalty" means the minimum sum payable to the Licensor by the Licensee by way of Royalty in respect of each Contract Year as provided in sub-clause 9.3;


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1.13 "Net Sales" means the gross amount of wholesale sales of Products invoiced by the Licensee less any deductions for returns, discounts or allowances granted to customers, all of which are reasonable and customary in the eyewear industry in the Territory, and less any bad debts, as that term is recognized under generally accepted accounting principles in the Territory;

1.14 "Parties" means the Licensor and the Licensee;

1.15 "Products" means ophthalmic frames for prescription eyeglasses, eyeglass cases and other accessories and related items, all of which are agreed as Products intended for sale bearing the Trademarks, and which are listed in
     Schedule I to this Agreement;

1.16 "Royalty" means the Royalty payable by the Licensee to the Licensor and described in Clause 9;

1.17 "Selected Designs" means Laura Ashley Designs selected from time to time by agreement between the Parties for application to the Products or packaging or promotional materials therefor;

1.18 "Territory" means the United States of America, its territories and possessions and Canada;

1.19 "Trademarks" means the trademarks of the Licensor listed in Schedule II, together with such additional trademarks (if any) as may be included in this Agreement from time to time by agreement between the parties;

2.   CONDITION PRECEDENT

     The Licensor's approval of the Marketing Plan for the first Contract Year under sub-clause 6.4 is a condition precedent to the Licensor's grant of the license under clause 3, and to all other rights, duties and obligations under this Agreement which are unrelated to the Licensor's approval of the Licensee's first Marketing Plan or to the Parties' confidentiality obligations under clause 10. If the Licensor does not approve the Licensee's first Marketing Plan by October 1, 1991, then this Agreement shall (unless the Parties otherwise agree in writing) terminate on that date. Upon such a termination, the parties shall have no further rights, duties or obligations under this Agreement, except the confidentially obligations under clause 10.

3.   GRANT OF LICENSE

3.1 With effect from the Commencement Date the Licensor hereby grants to the Licensee exclusive rights throughout the Contract Term

     (a) to use the Trademarks on or in connection with the importation, distribution, marketing and sale of Products, and


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     (b)  to apply Selected Designs to packaging or promotional materials for the Products in the Territory upon the terms and conditions of this Agreement.

3.2 Whilst the Licensor shall not, throughout the Contract Term, grant to any third party the right to use the Trademarks for the sale of Products within the Territory, nothing herein shall restrict the use, licensing, manufacture or sale (as the case may be) by the Licensor or any Licensor Affiliate either in the Territory or elsewhere of any goods other than Products.

4.   PRODUCT QUALITY AND APPROVAL

4.1 The type and quality of each item to be imported, marketed, distributed or sold as a Product by the Licensee shall be the subject of discussion and agreement with the Licensor prior to its adoption as a Product.

4.2 The Licensee may propose new styles to the Licensor at two possible times: either at the same time as it is proposing a new Marketing Plan pursuant to sub-clause 6.5, or at other times during the course of any Contract Year. Styles proposed by the Licensee at the same time as the Marketing Plan shall fall within categories of Products approved in that Marketing Plan. Styles proposed at any other time during the Contract Year must fall within categories of Products previously approved by the Licensor as part of the most recently approved Marketing Plan.

4.3  Each style approved by the Licensor as a Product shall be included in
     Schedule I.

4.4 Approval of a Product shall be evidenced by the authorized officers of the Licensor and Licensee initialing that item when it is newly included therein; PROVIDED THAT, without prejudice to the Licensor's absolute right to approve the quality of any Product sold by the Licensee as elsewhere herein provided, the Licensor's approval of any style as a Product shall be deemed to have been granted if the Licensor fails to respond to the Licensee's request therefor:

     (a)  in the case of styles submitted with the Marketing Plan, within TWENTY
          (20) business days of receiving that request;

     (b) in the case of styles submitted at other times during the Contract Year, within FIFTEEN (15) business days of receiving that request.

4.5 Products shall be of the best quality materials and consistent both with the highest standards of craft and skill associated with the reputation of the Licensor as designer, manufacturer and retailer of high quality fashion goods.

4.6 Prior to commissioning production in commercial quantities of any Product the Licensee shall:


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     (a)  procure that the Licensor shall, if it so chooses, have the right to inspect the places of proposed manufacture of such Product for the purpose of ascertaining that the Licensor's quality standards are being met, and

     (b) submit free of charge at least three samples of each such Product to the Licensor for approval. No Product shall be sold by the Licensee in the absence of such approval. All Products thereafter offered for sale shall correspond with the approved sample.

4.7  No item which fails to meet the quality standards set forth in sub-clause
     4.2 shall be sold as a Product. The Licensee shall procure that its suppliers are held to the same requirement.

4.8 The Licensee shall ensure that all Products shall conform with all laws and regulations applicable thereto in the Territory.

5.   SALES AND PROMOTION

5.1 The Licensee shall use its best efforts to promote and extend the sale of Products throughout the Territory to all potential Approved Outlets.

5.2 The Licensee shall secure and maintain the distribution of adequate stocks of Products to (and only to) Approved Outlets such that the Products may be made readily and continuously available to customers.

5.3 The Licensor hereby places the Licensee on notice that it may inspect such Approved Outlets at any time throughout the Contract Term to assure itself that the provisions of this Clause are being complied with. If the Licensor notifies the Licensee that an outlet at which Products are sold does not (in the absolute discretion of the Licensor) meet the standards of an Approved Outlet, the Licensee shall procure that sales of Products at such outlets be discontinued at the earliest possible opportunity.

5.4 Products shall not be exported or sold by the Licensee for re-sale outside the Territory.

5.5 All advertising and promotional materials and activities relating to the Products shall require the Licensor's prior approval and all advertising and promotional proposals for the Products shall accordingly be submitted by the Licensee to the Licensor for prior approval. In respect of proposals by the Licensee for promotional materials and activities which have been contemplated by the Marketing Plan for the period to which they relate, the Licensor shall respond as quickly as practicable and in any event within FIFTEEN (15) business days from receipt of the same, in default of which response the Licensor's approval shall be deemed to have been granted.

5.6 The Licensor and its Affiliates in the Territory may purchase Products from the Licensee at the lower of


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     (a)  Licensee's standard wholesale price, including customary trade discounts and advertising allowances, or

     (b) the lowest wholesale price at which the Licensee sells equivalent quantities of Products to its customers in the Territory, on at least net THIRTY (30) day terms.

6.   MARKETING

     Marketing Plans
     ---------------

6.1 The Licensee shall, in consultation with the Licensor, prepare and propose to the Licensor a Marketing Plan in respect of each Contract Year.

6.2 The Marketing Plan shall summarize all market information relevant to the period to which it relates including (without limitation):

     (a) a description of the Products to be sold, together with proposals for categories and for designs of Products, and including proposed sources of supply;

     (b)  the number and identity of prospective customer accounts;

     (c)  suggested wholesale price points for the Products;

     (d)  the anticipated volume expected to be sold of each of the Products;

     (e)  an analysis of competitors' Products by price band;

     (f) proposals for the interpretation of the Laura Ashley brand image in terms of advertising concepts and point of sale and other promotional materials;

     (g) proposed advertising and promotional activities and expenditures for the Products; and

     (h)  proposed methods of sales and distribution.

6.3 To the extent practicable, the Licensee shall, upon submission of the Marketing Plan, provide the Licensor with three (3) samples of each Product which is described in the Marketing Plan and which is being submitted for approval.

6.4 The Marketing Plan for the First Contract Year shall be proposed to the Licensor by the Licensee no later than 31st July 1991. The Licensor shall respond to such proposal no later than 31st August 1991. Subsequent Marketing Plans shall be submitted to the Licensor for


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     approval no later than SIX (6) months in advance of the commencement of the
     Contract Year to which they relate.

     Approval by Licensor
     --------------------

6.5 No Marketing Plan shall be implemented unless and until the written approval of the Licensor has been obtained, provided that if the Licensor fails to respond to the proposal for a Marketing Plan referred to in sub-clause 6.4 within TWENTY (20) business days after receipt thereof, the Plan shall be deemed approved as submitted.

6.6 The Licensee shall spend no less than THREE PER CENT (3%) of its annual Net Sales of Products on advertising and promotional activities for the Products in the Territory.

     Additional Products
     -------------------

6.7 The Parties recognize a request by the Licensee to sell sunglasses bearing the Trademarks, either under this Agreement or a separate agreement. Accordingly the Licensor agrees to enter into good faith discussions with the Licensee within ONE HUNDRED AND EIGHTY (180) days from the Commencement Date, with a view to accommodating the Licensee's proposal. The Licensor further agrees that, until such period has expired, it will not approach other potential distributors for sunglasses in the Territory, provided that such restriction shall not in any event endure beyond a period of ONE HUNDRED AND EIGHTY (180) days from the Commencement Date. If the Licensor and the Licensee do not enter into an agreement for the Licensee to sell sunglasses bearing the Trademarks, whether pursuant to this or another agreement, and the Licensor enters into an agreement with a third party to sell sunglasses bearing the Trademarks in the Territory, the Licensor shall hold that third party to the same standards as the Licensee under this Agreement with respect to quality, styling and Approved Outlets.

7.   MARKET REPORT

     Within two months of the end of each Contract Year the Licensee shall submit to the Licensor a written report giving a full resume of sales and promotional activities and expenditures during the Year.

8.   TRADEMARKS AND COPYRIGHT

8.1 The Licensee acknowledges that the Trademarks and the goodwill attaching thereto are and shall remain the property of the Licensor.

8.2 The Licensee shall not promote or sell Products except in conjunction with Trademarks and shall not use Trademarks or Selected Designs except in relation to Products in a manner approved by the Licensor.



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8.3  All labels, packaging, display, and promotional and advertising materials relating to the Products and their promotion and sale shall bear an acknowledgement as to the proprietorship of the Trademarks and the license granted to the Licensee as follows:

          "Sold by USA Optical under license from Laura Ashley"

8.4 Wherever Selected Designs are used on packaging (and elsewhere as the Licensor may require or approve) the Licensee shall affix or apply a notice acknowledging the Licensor's copyright ownership as follows:

          "(C) Laura Ashley 19 [date* of design]"

8.5 Save as provided in sub-clause 8.3 and except as otherwise agreed in writing, there shall be no use of the Licensee's name or trademarks on the Products or on any labels, packaging, display or advertising materials related to the Products.

8.6 All rights arising from the use by the Licensee of the Trademarks shall enure to the benefit of the Licensor. This license shall operate solely as a permission for the Licensee to use the Trademarks and Selected Designs in the manner herein specified and shall not be deemed to confer on the Licensee any proprietary right in the Trademarks or Selected Designs, nor shall the Licensee acquire any registered design, registered trademark or other industrial property rights relating thereto.

8.7 If the Licensee becomes aware of any infringements of the Trademarks or copyrights in the Selected Designs, or any act of unfair competition or any trademark application in the Territory which in any way may impair the value or validity of the Trademarks, or the other rights granted by the Licensor hereunder, the Licensee will promptly notify the Licensor of that event. The Licensor undertakes that it will respond to such notification by taking such steps as it may deem reasonably necessary to protect the Licensee's rights hereunder, it being understood that the institution and conduct of any litigation which ensues, the selection of counsel and the settlement of the litigation and claims affecting the Trademarks or Selected Designs shall be entirely within the discretion of the Licensor, under the Licensor's control and at the Licensor's expense. Should legal action against a third party be deemed necessary or desirable by the Licensor, the Licensee will, if requested by the Licensor, cooperate with the Licensor in rendering appropriate assistance in instituting and prosecuting such legal action, provided that the reasonable expenses which the Licensee thereby incurs and the other costs and expenses of such legal action, including legal fees, shall be borne by the Licensor.

8.8 During the Contract Term, or upon the termination of this Agreement for any reason, the Licensee shall, upon request of the Licensor, execute such documents as the Licensor may reasonably require, including registered user agreements, to reflect the Licensor's ownership of the Trademarks. The Licensee hereby grants to the Licensor a power of attorney coupled with an interest to execute such agreements as Licensee's attorney-in-fact. The Licensor shall promptly provide the Licensee with copies of any such agreements.



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8.9    The Licensor represents to the Licensee:

       (a) that it is the owner of the Trademarks and of the copyrights in all the Selected Designs;

       (b) that it has the sole and exclusive right to deal with the same and to enter into license agreements therefor;

       (c) that none of the Trademarks or the Selected Designs infringes any trademark, service mark, trade name, copyright design or work of any other party.

9.     ROYALTY

9.1 In consideration for the rights herein granted (and subject to the payments of Minimum Royalty herein contained), the Licensee shall pay to the Licensor a royalty at such rate as, after deduction of any withholding or other taxes (if any) imposed within the Territory and required to be deducted by the Licensee, shall amount to *** of the Net Sales of all Products sold by the Licensee.

9.2 The Royalty shall be determined and paid in respect of each Contract Year quarter ending on 30th April, 31st July, 31st October and 31st January during the Contract Term.

9.3 In respect of each Contract Year, the amount of Royalty payable to the Licensor shall in no event be less than the Minimum Royalty quoted below:


                 Contract Year             US $
                 -------------             ----
                 1991/93                   ***
                 1993/94                   ***
                 1994/95                   ***
                 1995/96                   ***


       Minimum Royalty shall be appropriately pro-rated for any period during the Contract Term that is less than a full Contract Year.

9.4    the Minimum Royalty shall be payable as follows:

       9.4.1  with respect to the Contract Year 1991/93

              (a)    on the ***, a first ***


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                     installment of ***;

              (b) within *** of the end of each of the last ***, further installments each of ***;

       9.4.2 with respect to each subsequent Contract Year, within *** of the end of each ***, a sum equivalent to *** attributable to such ***;

       provided that, in each Contract Year, any excess of actual Royalty paid per quarter over the applicable installment of Minimum Royalty shall be carried forward and credited against subsequent installments of Minimum Royalty payable in respect of such Contract Year.

9.5 Except as provided in subclauses 13.4 and 13.5, failure to pay the Minimum Royalty as provided in sub-clause 9.4 shall constitute a material breach of this Agreement within the meaning of sub-clause 13.2(a).

9.6 Royalty payments pursuant to sub-clause 9.7 shall credit the Licensee with amounts of Minimum Royalty, and Minimum Royalty payments pursuant to sub-clause 9.4.2 shall credit the Licensee with amounts of Royalty paid during the Contract Year in excess of the Minimum Royalty.

9.7 Payment of Royalty in respect of each quarter shall be effected within *** of the end thereof, and payment shall be accompanied by a report from the Licensee showing the names of customers to whom the Licensee sold Products during the period, and a precise computation of Net Sales upon which the Royalty payment was based, including the quantity, description and value of Products sold by the Licensee during the quarter, and any deductions for returns, discounts, allowances granted to customers, or bad debts.


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9.8    The Licensee shall keep adequate and accurate records in sufficient detail to enable the Royalty to be readily determined and shall, upon the Licensor's request, permit such records to be examined by the Licensor's representative at any time during normal business hours to verify Royalty reports and payments. In the event that such examination reveals an understatement of Royalty due to the Licensor in excess of FOUR PER CENT (4%), the Licensee shall be liable for costs of the Licensor's audit and the incidental expenses incurred in connection with the audit. Those costs and expenses shall be separate from and in addition to the Royalties owed to the Licensor.

9.9 Unless otherwise specified by the Licensor, all payments due by the Licensee to the Licensor hereunder shall be computed and paid in US dollars.

9.10 All overdue amounts shall bear interest at the rate of ONE PER CENT (1%) per month.

9.11 Until further notice from Licensor, all sums due to the Licensor hereunder shall be paid in US dollars by international wire transfer to the following account:

       ABN Bank
       Vijzelstraat 68-78
       Amsterdam 1000 AK
       The Netherlands

       Account Name: Laura Ashley Manufacturing B.V.
       Account No.:54 02 74 348
       Swift Code: ABN ANL 2A

10.    CONFIDENTIALITY

       Any information acquired by one Party (the "First Party") in the course of this Agreement regarding the affairs and business of the other Party (the "Second Party") and its Affiliates shall, during the Contract Term and for TEN (10) years thereafter, be treated by it as confidential and shall not be disclosed without the prior consent of the Second Party, whether such information is disclosed to the Second Party by the First Party or otherwise obtained by the First Party as a result of its association with Second Party except to the extent either required to be divulged in the performance of this Agreement or that such information falls within the public domain. Information to be treated as confidential under this Agreement shall include, without limitation, the Parties' customer lists, unpublished designs, marketing and business plans, telemarketing and other unique sales techniques, and sources of supply.

11.    LIABILITY, INDEMNITY AND INSURANCE

11.1 The Licensor and the Licensee each acknowledges and represents to the other that it is not a joint venturer, partner or co-venturer with the other and that neither party shall incur any liability on behalf of the other party or purport to pledge the credit of the other party or accept any order or obligation to be binding upon the other party.


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11.2   The Licensee shall indemnify and hold the Licensor, its Affiliates and their respective officers and directors, harmless from all claims, suits, demands, actions, losses, damages and costs, including reasonable legal fees and court costs, which the Licensor may incur or suffer by reason of any acts or omissions of the Licensee in connection with the importation, distribution, marketing or sale of the Products, including, but not limited to

       (a)    any manufacturing defect in a Product;

       (b)    the Licensee's manufacture, distribution or sale of the Products;
              or

       (c) the labelling, packaging or advertising of the Products in violation of any applicable federal, state or local law or regulation.

11.3 So long as this Agreement remains in effect and for a period of not less than THREE (3) years thereafter, the Licensee agrees at its expense to carry product liability insurance with respect to the Products with limits of liability of not less than ONE MILLION US DOLLARS (US$1,000,000) per accident and ONE MILLION US DOLLARS (US$1,000,000) per person and to name the Licensor and its Affiliates and their respective officers, employees and directors, as a party insured under such insurance policy (with a waiver of subrogation in favor of the Licensor). Prior to offering any of the Products for sale and within TEN (10) days of a request by the Licensor, the Licensee shall furnish the Licensor a certificate of insurance evidencing that the policy with the minimum of coverage limits set forth in the preceding sentence is in full force and effect.

12.    COMPETITION

       The Licensee undertakes that it will not without the prior consent of the Licensor, throughout the Contract Term and for a period of SIX (6) months thereafter, engage directly or indirectly in the Territory in the importation, distribution, promotion or sale (either on its own account or for or on behalf of any other party) of any range of ladies' designer eyewear that is similar to the Products in price and any of (i) style,
       (ii) market position and (iii) market segment, nor engage in activities which would prejudice the performance of its obligations under this Agreement, provided that the Parties acknowledge that:

       (a) the wholesale distribution of ladies' and men's designer eyewear as currently carried on by the Licensee; and

       (b) the importation, distribution, promotion and sale of the lines of ladies designer eyewear set forth in Schedule III do not constitute prejudicial activities.


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


13.    DURATION

13.1 The Contract Term shall commence on the Commencement Date and shall continue, unless terminated earlier according to sub-clause 13.2, until 31st January 1996.

13.2 Either party may terminate this Agreement at any time by giving the other party notice to that effect, stating the precise reasons therefor, effective on the date when notice is given or any subsequent date specified in the notice, in any of the following events:

       (a) any material breach by the other party for which effective remedial action has not been undertaken within THIRTY (30) days after notice is given specifying the breach and requiring remedy of the same;

       (b) if the other party shall be unable to pay its debts in the ordinary course of business or shall enter into liquidation (otherwise than for reason of corporate amalgamation or reconstruction) or shall become bankrupt or insolvent, or shall be placed in the control of a receiver or trustee, whether compulsorily or voluntarily.

13.3 Without prejudice to the foregoing, the Licensor shall have the right to terminate this Agreement as in the manner aforesaid in the following events:

       (a) the Licensee fails in respect of each of any two Contract Years to generate and pay to the Licensor amounts by way of Royalty which exceed the Minimum Royalty relative to such Year;

       (b) the Licensee fails to propose a selection of styles of eyewear and/or accessories which the Licensor is willing to approve as Products after consideration in good faith and having regard to the nature of the target market and the particular requirements of the Product customer;

       (c) the Licensee fails in any Contract Year to spend more than THREE PERCENT (3%) of annual Net Sales on advertising and promotional activities as contemplated by sub-clause 6.6;

       (d) the management and/or control of the Licensee passes from the present managers, shareholders, owners or controllers to other parties whom the Licensor may reasonably regard as unsuitable.

13.4 Without prejudice to the foregoing, any acts or omissions by the Licensor resulting in one or more of the following events shall be deemed a material breach of this Agreement by the Licensor:

       (a) a third-party licensee of sunglasses bearing the Trademarks, as contemplated by sub-clause 6.7, is not held to the same standards as the Licensee under this Agreement


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              with respect to quality, styling or Approved Outlets, and as a result the value of the Trademarks is significantly impaired;

       (b) any claim or litigation referred to in sub-clause 8.7 is not pursued with sufficient rigor, resulting in significant impairment to the value or validity of the Trademarks.

13.5 In the event of a material breach under sub-clause 13.4, the Licensee shall have the right to withhold all Minimum Royalty and Royalty payments until such time as the material breach has been remedied, at which time all such Minimum Royalty and Royalty payments shall be due and payable. No withholding of Minimum Royalty or Royalty payment under this sub-clause 13.5 shall constitute a material breach of this Agreement.

14.    CONSEQUENCES OF TERMINATION

       On termination of this Agreement (other than a termination pursuant to sub-clause 3.3):

14.1 the Licensee shall promptly pay to the Licensor all amounts due by way of Royalty or otherwise to the date of termination (which shall be deemed to be the end of the calendar quarter in which it falls);

14.2 the Licensee shall make no further use of the Trademarks or Selected Designs (subject to sub-clause 14.3);

14.3 the Licensor will, except where termination based on material breach was occasioned by the Licensor by reason of the Licensee's gross misconduct, permit the Licensee to dispose of any stock then in hand within up to SIX
       (6) months following the date of termination subject to payment of Royalty in respect of such sales as provided in Clause 9; and

14.4 the Licensor shall be given a right of first refusal to purchase stocks of Products on the terms, subject to the conditions, and at a price, no less favorable than the terms conditions and price offered to third party purchasers.

15.    EXPENSES

       The expenses incurred by the Licensee in performance of this Agreement, including all travel and out-of-pocket expenses, shall be solely for its own account.

16.    AGREEMENT PERSONAL

       This Agreement is personal to the Parties and may not be assigned or sub-contracted by either party without the consent of the other.

17.    DISPUTES

17.1 Any controversy arising out of or relating to this Agreement shall be submitted to and decided by arbitration only in the City of New York, pursuant to the Rules then outstanding of the American Arbitration Association. Unless the parties agree otherwise, there shall be three arbitrators in the arbitration proceedings. Each party shall choose one arbitrator, and the two arbitrators chosen shall choose a third arbitrator. The New York State laws of evidence at trial, and of discovery in civil matters, shall apply to the arbitration proceedings. The arbitrators sitting in any controversy shall have no power to alter or modify any provision of this Agreement or to render any award which, by its terms, effects any such alteration or modification. The parties consent to the jurisdiction of the Supreme Court of the State of New York for all purposes in connection with this agreement to arbitrate, and the parties consent that such Court may take the necessary proceedings for the confirmation or disaffirmance of any award and may enter judgment thereon. Any process, notice of motion or other application to said Court or to a Justice thereof may be served within or without the territorial jurisdiction of said Court, by registered or certified mail, return receipt requested, or by personal service, or in such other manner as is permissible under the Rules of said Court, provided a reasonable time for appearance, not less than TEN
       (10) business days, is allowed. In the event of a dispute or controversy arising under this Agreement, the prevailing party shall have the right to recover its reasonable attorney's fees and costs.

17.2 This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York.

18.    PURCHASE OF SELECTED DESIGNS

       The Licensee may purchase materials bearing Selected Designs from the Licensor or its Affiliates at the lower of

       (a) the Licensor's or its Affiliates' standard wholesale price, including customary trade discounts, or

       (b) the lowest wholesale price at which the Licensor or its Affiliates sell such materials to its customers, on at least net THIRTY (30) day terms, provided that the Licensee's purchase orders relate to similar quantities of the Selected Designs, to the extent that such materials may be reasonably required by the Licensee for the production of Products or for the purposes of marketing or promoting the Products hereunder.

19.    GENERAL PROVISIONS

       Entire Understanding
       --------------------

19.1 This Agreement (including the Marketing Plans and other documents to be agreed to pursuant this Agreement) constitutes the sole agreement between the Parties.

       Modifications
       -------------

19.2 This Agreement may not be modified otherwise than by written instrument signed by both Parties.

       Communications
       --------------

19.3 Every notice or other communication under this Agreement shall be in writing delivered personally, by telex, or by facsimile addressed to the relevant Party, with its address set out below, or to any telex or facsimile number published as belonging to it (or such other address, telex or facsimile number as is notified in the manner herein provided by one Party to the other). Every notice or other communication shall be deemed to have been received, in the case of a telex message or facsimile transmission, at the time of dispatch or transmission, and in the case of a letter when delivered personally.

19.4 In proving the giving of a notice hereunder it shall be sufficient to prove that the notice was left or that the telex bears the correct answerback of the Party to whom the notice was sent, or that the sender's original facsimile has printed on it or attached to it a proper automated endorsement to the effect that it was received by or at the facsimile number of the Party to whom the facsimile was sent.

       Communications to the Licensor:
       -------------------------------

       Laura Ashley Manufacturing B.V.
       Luchthavenweg 24
       5507 AZ
       The Netherlands
       For the Attention of the Managing Director

       with copy to:

       Laura Ashley Holdings plc
       150 Bath Road
       Maidenhead
       Berkshire
       SL6 4YS
       United Kingdom
       For the Attention of the Company Secretary

       Communications to the Licensee:
       ------------------------------

       USA Optical Distributors, Inc.
       419A South Hindry Avenue
       Inglewood
       CA 90301

       United States of America
       For the Attention of the President

       Severability
       ------------

19.5 The provisions contained in this Agreement are considered reasonable by the Parties, but if any such provision is found to be invalid or unenforceable but would be valid if some part thereof were deleted or the scope of application reduced, such provision shall apply with such modifications as may be necessary to render it valid or enforceable. In any event the balance of this Agreement shall remain in effect.

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed by their duly authorized representatives the day and year first above written.


SIGNED by         A.M.S.            )     /s/ A.M.S.
          --------------------------      -------------------------------
for and on behalf of                )
LAURA ASHLEY MANUFACTURING B.V.     )
-------------------------------



SIGNED by      Bernard Weiss        )     /s/ Bernard Weiss
          --------------------------      --------------------------------
for and on behalf of                )
USA OPTICAL DISTRIBUTORS, INC.      )
------------------------------------

                                   SCHEDULE I

                                    PRODUCTS



                         [Agreed styles to be described]

                                   SCHEDULE II

                                   TRADEMARKS





                                  LAURA ASHLEY


                               [Trademark Graphic]

                                  SCHEDULE III

                        LINES OF LADIES DESIGNER EYEWEAR
                 WHICH DO NOT CONSTITUTE PREJUDICIAL ACTIVITIES





WIMBLEDON

CALIFORNIA ATTITUDES

GENERIKA

CAMELOT

                               AMENDING AGREEMENT



THIS AGREEMENT is made the 2nd day of August, 1993.

BETWEEN

       1. LAURA ASHLEY MANUFACTURING B.V. a company incorporated in the Netherlands and having its principal place of business at Luchthavenweg 24, 5507 SK Veldhoven, The Netherlands (hereinafter called "the Licensor") of the one part; and

       2. SIGNATURE EYEWEAR, INC., (formerly known as USA OPTICAL DISTRIBUTORS, INC.), a company incorporated in the State of California having its principal office at 460 South Hindry Avenue, Inglewood, CA 90301, U.S.A. (hereinafter called "the Licensee") of the second part; and

       3. LAURA ASHLEY LIMITED, a company incorporated in England and having its registered office at 150 Bath Road, Maidenhead, Berkshire, England (hereinafter called "the Additional Licensor") of the third part.

WHEREAS:

       1. The Licensor and the Licensee entered into a License Agreement dated 28 May, 1991 (the "License Agreement") granting the Licensee certain rights to use the Trademarks in connection with the importation, distribution, marketing and sales of Products; and

       2. The Licensor and the Licensee desire to amend the License Agreement as set forth herein; and

       3. The Additional Licensor is the owner of.the Trademarks in the United Kingdom, and the Licensor is the owner of the Trademarks in territories outside the United Kingdom.

IT IS THEREFORE AGREED AND DECLARED AS FOLLOWS:

1. Except as otherwise set forth in this Agreement, all defined terms shall have the same meaning as set forth in the License Agreement.

2. Sub-clause 1.15 is hereby deleted, and the following substituted in its place:

       "1.15 "Products" means such ophthalmic frames for prescription eyeglasses, sunglasses, eyeglass cases and other accessories and related items, all of which are intended for sale bearing the Trademark, which are listed in Schedule I to this Agreement, as amended from time to time;"

3. Sub-clause 1.18 is hereby deleted, and the following substituted in its place:

       "1.18 "Territory" means the United States of America (including its territories and possessions) and Canada, as well as the following countries added as of the date of this Amending Agreement, subject to the restrictions set forth in sub-clauses 3,1.2 and 3.1.3 below: Mexico, New Zealand, Australia, South Africa, the United Kingdom, and every other country in Europe (individually, an "Additional Country"); "

4. Clause 3.1 is hereby deleted, and the following is substituted in its place:

       "3.1.1 The Commencement Date of this Agreement was 19 September, 1991. As of February 1, 1993, the Licensor and the Additional Licensor (in respect of the United Kingdom) hereby grant to the Licensee exclusive rights, subject to sub-clauses 3.1.2 and 3.1.3 below, throughout the Contract Term

              (a) to use the Trademarks on or in connection with the importation, distribution, marketing and sale of Products, and

              (b) to apply Selected Designs to packaging or promotional materials for the Products in the Territory upon the terms and conditions of this Agreement;

       3.1.2 Until January 31, 1994, the Licensee shall have the exclusive right to present a marketing plan relating to the Licensee's marketing and sales of Products in any country outside the United States or Canada (an "Additional Country Marketing Plan"). The Licensor's approval of the Licensee's Additional Country Marketing Plan for any specific country, as presented to the Licensor, shall be a condition precedent to the Licensee's sales of Products in that country. If the Licensor fails to respond to any such Additional Country Marketing Plan within 30 days after receipt thereof, that Additional Country Marketing shall be deemed approved as submitted.

              If the Licensor has not approved an Additional Country Marketing Plan for any specific Additional Country after 31 January, 1994 (or, in the case of an Additional Country Marketing Plan presented during January 1994, 30 days after Licensor's receipt thereof), then the Licensee shall no longer have the exclusive right to present to the Licensor an Additional Country Marketing Plan for that Additional Country. Instead, the Licensee shall have the right of first refusal to sell Products in any such country, in accordance with sub-clause 3.1.3 below.

       3.1.3. Under the right of first refusal granted in sub-clause 3.1.2, on or after 1 February, 1994, the Licensor shall have the right to grant to a third party the exclusive right to sell Products in any specified Additional Country for which the Licensor has not already approved a plan by Licensee to sell Products, subject to the terms of this subclause 3.1.3. In the event that the Licensor grants such a right to a third party, the definition of the term "Territory" under sub-clause 1.18 of this Agreement shall be amended to reflect that grant. The procedures for granting such a right are as follows.

              If, on or after 1 February, 1994, the Licensor receives an Additional Country Marketing Plan from a third party, the Licensor shall deliver a written notice (the "Licensor's Notice") to the Licensee specifying the following material terms of the offer: the amount of any advance payment, the amount of minimum royalty payable, the territory covered by the offer, the length of the proposed license, and the commencement date of the proposed license. The Licensor shall not be required to deliver to the Licensee any information with respect to any other term of the third party's offer. The Licensor's Notice shall further state (a) that the third party licensee shall be held to the same standards as the Licensee under this Agreement with respect to quality, styling and Approved Outlets, and (b) that the third party licensee shall not be permitted to use the marketing materials or the eyeglass frame styles developed by the Licensee pursuant to this Agreement.

              The Licensee shall have 30 days to respond to the Licensor's Notice. If the Licensee does not respond to the Licensor's Notice within 30 days, then the Licensor shall have the right to grant an exclusive license to the third party, under the terms set forth in the Licensor's Notice (the "Third Party License"). If the Licensee responds to the Licensor's Notice within that 30 day period, delivering an Additional Country Marketing Plan for the territory specified in the notice, and specifying terms that do not exceed the third party's offer in all material respects (the "Licensee's Notice"), then the Licensor shall have the right to determine in the Licensor's sole discretion whether to grant the exclusive right to sell Products in that Additional Country to the Licensee or the third party, or to refrain from granting that right at that time. If the Licensee's Notice specifies terms that exceed the third party's offer in all material respects, then the Licensor shall not have the right to grant the exclusive right to sell Products in that Additional Country to the third party at that time, but may, in its discretion, (a) grant that right to the Licensee, (b) solicit from the third party an offer which matches or exceeds the Licensee's offer in all material respects, or (c) refrain from granting that right at that time. If Licensor elects to solicit such an offer from the third party, and then within a reasonable period of time obtains from the third party an offer which matches or exceeds the Licensee's offer in all material respects, the Licensor shall have the right to grant the exclusive right to sell Products in that Additional Country to the third party.

              In determining whether or not the Licensee's offer matches or exceeds the third party's offer, the Licensor shall examine the Licensee's past performance in countries outside the United States and Canada, taking into consideration the Licensee's decisions, after consultation with Licensor, to grow slowly in order to ensure success.

              The Licensee's right of first refusal relating to the territory covered by the Licensor's Notice shall terminate once the Licensor and the third party have entered into the Third Party License. If the Third Party License is terminated for any reason, the Licensor shall notify the Licensee within a reasonable period of time of such termination, and the Licensee shall have the right to make an offer to have the exclusive license for the territory previously covered by the Third Party License, but shall no longer have a right of first refusal related to that territory.

              Any disputes arising out of or otherwise related to the right of first refusal granted under sub-clauses 3.1.2 and 3.1.3 of this Agreement shall be submitted to arbitration pursuant to the rules of the American Arbitration Association."

5. The portion of Clause 8 in quotation marks is hereby deleted, and the following substituted in its place:

       "Sold by Signature Eyewear under license from Laura Ashley"

6.     Clause 9.3 is hereby deleted, and the following substituted in its place:

       "9.3 The Amount of Royalty in U.S. dollars payable for each Contract Year for each Category defined in sub-clause 13.1.4 shall in no event be less than the Minimum Royalty amount for that Category as set forth below:

                               Minimum      Minimum       Minimum
                               Royalty      Royalty       Royalty
                               for          for           for
                               USA &        Additional    Non-
                               Canada       Countries     Optical     Total
       Contract                Optional     Optical       Sunwear     Minimum
       Year                    Sales        Sales         Sales       Royalty

       INITIAL TERM:

       1993/94           ***
       1994/95           ***
       1995/96           ***

       FIRST RENEWAL TERM

       1996/97           ***
       1997/98           ***
       1998/99           ***
       1999/00           ***
       2000/01           ***

       ADDITIONAL RENEWAL TERMS

       2001/02           ***
       2002/03           ***
       2003/04           ***
       2004/05           ***
       2005/06           ***

7. Clause 13.1 is hereby deleted, and the following substituted in its place:

       "13.1.1 The Contract Term commenced 19 September, 1991, and shall, unless terminated earlier in accordance with sub-clauses 13.2,
                13.3 or 13.4(b) below, remain in effect for an initial term ending on 31 January, 1996 (the "Initial Term"). The Contract Term is subject to a first automatic renewal term of five Contract Years (the "First Renewal Term"), as set forth in sub-clause 13.1.2, and additional one-year renewal terms (individually, an "Additional Renewal Term"), as set forth in sub-clause 13.1.3 below.

       13.1.2 Subject to sub-clauses 13.2 and 13.4(b), on February 1, 1996 the Contract Term shall be automatically renewed for the First Renewal Term for all Categories (as defined in sub-clause 13.1.4), provided that the amount of Royalty payable to the Licensor for each of the final two Contract Years of the Initial Term for each such Category is equal to or greater than the Minimum Royalty for that Category during those Contract Years, as set forth in sub-clause 9.3 above.

                The Licensor shall have the right, for a period of 90 days after 31 January, 1996, to terminate the Licensee's rights with respect to any Category defined under sub-clause 13.1.4 above if the Licensee fails in respect of any two Contract Years to have sufficient Net Sales to generate Royalty amounts which equal or exceed the Minimum Royalty for that Category and those Contract Years; if the Licensor does not exercise such right to terminate the Licensee's rights within the 90 day period, the Licensor's right to terminate shall be deemed to be waived.

       13.1.3 Subject to sub-clauses 13.2 and 13.4(b), on February 1, 2001, and on February 1 of each succeeding year, the Contract Term shall be automatically renewed for an Additional Renewal Term, for all Categories (as defined in sub-clause 13.1.4), provided that the amount of Royalty payable to the Licensor for each of the previous two Contract Years for each Category is equal to or greater than the Minimum Royalty for that Category during those Contract Years, as set forth in sub-clause 9.3 above.

                The Licensor shall have the right, for a period of 90 days after 31 January of any Additional Renewal Term Contract Year, to terminate the Licensee's rights with respect to any Category defined under sub-clause 13.1.4 above if the Licensee fails, in respect of the two Contract Years then ended, to have sufficient Net Sales to generate Royalty amounts which equal or exceed the Minimum Royalty for that Category and those Contract Years; provided that, if the Licensor does not exercise such right to terminate the Licensee's rights within the 90 day period, the Licensor's right to terminate shall be deemed to be waived.

       13.1.4 For the purposes of determining the Minimum Royalty payable under this Agreement, the following categories (the "Categories") have the meanings set forth below:

                "USA & Canada Optical Sales" means sales of Products in the United States of America (including its territories and possessions) and Canada which are made to stores specializing in ophthalmic frames for prescription eyeglasses, whether those sales are made directly to such stores or through distributors which specialize in selling to such stores.

                "Additional Countries Optical Sales" means sales of Products in all other countries within the Territory other than the United States and Canada which are made to stores specializing in ophthalmic frames for prescription eyeglasses, whether those sales are made directly to such stores or through distributors which specialize in selling to such stores.

                "Non-Optical Sunwear Sales" means sales of sunglasses which are Products made to stores which do not specialize in ophthalmic frames for prescription eyeglasses, whether those sales are made directly to such stores or through distributors which specialize in selling to such stores."

8. Sub-clause 13.2 is hereby amended (a) to be known hereafter as sub-clause 13.2.1, and (b) to add the following sub-clause 13.2.2:

       "13.2.2 The Licensor shall have the right, for a period of 90 days after any Contract Year, to terminate the Licensee's rights with respect to any Category defined under sub-clause 13.1.4 above if the Licensee fails in respect of any two Contract Years to have sufficient Net Sales to generate Royalty amounts which equal or exceed the Minimum Royalty for that Category and those Contract Years; provided that, if the Licensor does not exercise such right to terminate the Licensee's rights within a 90 day period after the end of any Contract Year, that right shall be deemed to be waived.

9. Sub-clause 13.4(a) is hereby deleted, and the following substituted in its place:

       (a) a third-party licensee which obtains the license to sell eyeglass frames bearing the Trademarks, in any of the Categories, as contemplated by sub-clauses 13.1.2, 13.1.3 and
                13.1.4 above, is not held to the same standards as the Licensee under this

                Agreement with respect to quality, styling or Approved Outlets, and as a result the value of the Trademarks is significantly impaired;"

10. The portion of Clause 19.4 entitled "Communications to the Licensee" is hereby deleted, and the following is substituted in its place:

       "Communications to the Licensee:
       --------------------------------

       Signature Eyewear, Inc.
       460 South Hindry Ave.
       Inglewood, CA 90301
       United States of America
       For the Attention of the President

       Communications to the Additional Licensor:
       -----------------------------------------

       Laura Ashley Limited
       150 Bath Road
       Maidenhead, Berkshire
       England
       For the Attention of the Company Secretary"

11.    Clause 6.7 and sub-clause 13.3(a) are hereby deleted.

12. Except as otherwise stated herein, all remaining clauses of the License Agreement shall remain in full force and effect, provided that all references to the Licensor therein shall be deemed to include the Additional Licensor where applicable.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives the day and year first above written.


SIGNED by                           )         /s/
for and on behalf of                )         ------------------------
LAURA ASHLEY MANUFACTURING B.V.     )
-------------------------------

SIGNED by                           )         /s/
for and on behalf of                )         ------------------------
LAURA ASHLEY LIMITED                )
--------------------

SIGNED by                           )         /s/ Julie Heldman
for and on behalf of                )         --------------------------
SIGNATURE EYEWEAR, INC.             )
-------------------------------
(formerly known as
USA OPTICAL DISTRIBUTORS, INC.)

                                   SCHEDULE I

                                    PRODUCTS


        The following are the styles of eyeglass frames approved by Licensor, as of April 30, 1993.

        1.      Laura Ashley eyeglass frames for women:

                ANNE
                ARABELLA
                DIANA
                ELIZABETH
                EMMA
                HEATHER
                ISABELLE
                JAINE
                JOY
                JULIET
                KATE
                KATHRYN
                ROSALIND
                SOMERSET
                TESS

        2.      Laura Ashley sunglasses:

                SUN 101
                SUN 102
                SUN 103

        3.      Laura Ashley for Girls eyeglasses:

                AMY
                JULIE
                LILY

                           FURTHER AMENDING AGREEMENT
                           --------------------------

     THIS AGREEMENT is made on 18 December, 2002

B E T W E E N:

     1. SIGNATURE EYEWEAR, INC. (formerly known as USA Optical Distributors, Inc.), a company incorporated in the State of California having its principal office at 498 North Oak Street, Inglewood, CA 90302, USA ("the Licensee") of the first part; and

     2. LAURA ASHLEY LIMITED, a company incorporated in England and having its registered office at 27 Bagley's Lane, London, SW6 2QA (the "Licensor") of the second part.

                                  INTRODUCTION

     1 The Licensor's assignor and the Licensee entered into a licence agreement dated 28 May 1991 (the "Licence Agreement").

     2 The Licence Agreement was amended by agreements dated 2 August 1993, 31 May 1994, 30 January 1995, 21 August 1995, and 4 October 2000.

     3  The parties now wish to amend the Licence Agreement further.


     IT IS THEREFORE AGREED:

     1. Clause 13.2.1 (b) of the Licence Agreement is hereby deleted and replaced with the following:

        "(b) if the other party shall enter into liquidation (otherwise than for reason of corporate amalgamation or reconstruction) or shall become bankrupt or shall be placed in the control of a receiver or trustee, whether compulsorily or voluntarily."

     2. There shall be added a new clause 13.2.1A as follows:

        "For the avoidance of doubt, and without affecting the meaning of material breach for any other purpose, non-payment of Royalty shall be a material breach for the purpose of clause 13.2.1(a)."

     3. Any definition in the Licence Agreement shall apply to this agreement.

     4. For this agreement, Licence Agreement shall mean the Licence Agreement as amended unless the context otherwise dictates.

     5. This agreement shall be effective from 24 October 2002.

     6. Save as provided here, the Licence Agreement shall remain unaffected.

     IN WITNESS whereof, the parties hereto have caused this Agreement to be executed by their duly authorized representatives the day and year first above written


SIGNED by                         )
for and on behalf of              )
SIGNATURE EYEWEAR, INC.           )





SIGNED by                         )
for and on behalf of              )
LAURA ASHLEY LIMITED              )

PLEASE REPLY TO FAX NO: +44 20 7880 5111
Our ref:       WGW/vcm/Letter 14042003


14 April 2003


Mr Michael Prince
Signature Eyewear, Inc.
498 N Oak Street
Inglewood
CA 90302
USA



Dear Mr Prince

LICENCE AGREEMENT BETWEEN LAURA ASHLEY LIMITED (BY ASSIGNMENT FROM LAURA ASHLEY MANUFACTURING BV) AND SIGNATURE EYEWEAR, INC. DATED 28 MAY 1991 (AS AMENDED FROM TIME TO TIME) (THE "LICENCE")

We refer to the Licence. The terms used in this letter shall have the same meaning as in the Licence unless the contrary is indicated. We refer to your e-mail dated 17 March 2003 addressed to Angie Yam. In consideration for the sum of [***], which shall be added to the sum of [***] due by 7 April 2003 mentioned below, we are agreeable to the following:

1. The actual royalties from the quarter ending 31 January 2003 which remain unpaid as of the date hereof ($121,851) must be paid on or before the following dates:

          (i) [***] (plus with the consideration of $1 mentioned above giving a total of [***]) by 7 April 2003;

          (ii)    [***] by 21 April 2003; and

          (iii)   [***] by 3 May 2003.

2. The table for the Minimum Royalties for the Additional Renewal Terms ending 31 January 2004 through 2008 shall be deleted and replaced with the following:

                                             Minimum
     Additional Renewal Terms ending         Royalty
     -------------------------------         -------

     January 2004                             [***]

     January 2005                             [***]

     January 2006                             [***]

     January 2007                             [***]

     January 2008                             [***]

3. The Additional Renewal Terms ending in January 2007 and 2008 are subject to the additional proviso that no material breach which, if capable of remedy, has not been within the prescribed grace period has been committed from the date hereof up to 31 January 2006.

4. The Minimum Royalty for the Additional Renewal Term ending 31 January 2004 shall be payable as follows:

          (i)     [***] on or before 30 April 2003;

          (ii)    [***] on or before 31 July 2003;

          (iii)   [***] on or before 31 October 2003;

          (iv)    [***] on or before 28 February 2004; and,

          (v)     the balance [***] shall be payable in accordance with Section
                  9.4 of the License as if it were the sole Minimum Royalty for such Additional Renewal Term.

5. For the avoidance of doubt, the Minimum Royalties for the Additional Renewal Term ending 31 January 2004 and each Additional Renewal Term thereafter are intentionally not segregated by product type or territory.

6. At least six months prior to the end of the Contract Year ending 31 January 2008 provided that Siganture Eyewear, Inc. has not committed any material breach of terms of the Licence, the parties will discuss and consider the renewal of the Agreement for a further Additional Renewal Terms. If there is no agreement on further Additional Renewal Terms, the Licence shall end on 31 January 2008.

7. Laura Ashley waives any right to terminate the Licence as may exist as of 31 January 2003 based on clause 13.2.2, and agrees that for all purposes under the Licence and the Licensee shall be deemed to have not failed in the Contract Year ended 31 January 2003 to have sufficient Net Sales to generate Royalty amounts which equal or exceed the Minimum Royalty in any Category of such Year.

8. The revised Minimum Royalties shall revert to the original Minimum Royalties with retrospective effect if Laura Ashley shall be entitled to terminate the Licence in accordance with its terms, or, if applicable, under the common law.

Any amendment or waiver made by this letter shall be void or ineffective AB INITIO should a change of control to which Laura Ashley approves does not occur by 30 April 2003. Further, any consent to any change of control relating to the Transaction (as defined in the relevant Consent document) signed by or on behalf of Laura Ashley Limited on or around the date hereof is signed subject to acceptance of this offer, and subject to the condition that you replace your existing bank credit facility or facilities (term and/or revolving) in an aggregate amount not less than [***] and that you obtain an additional term facility in the amount not less than [***].

To accept this offer of variation, please sign below on both copies of this letter and return one to me by post and by fax. A transaction report showing that the fax has been received at +44 20 7880 5111 or actual receipt at the above fax number constitutes communication of acceptance.

Yours sincerely


/s/ ANGIE YAM
Director of Corporate and Strategic Affairs
-------------------------------------------
For and on behalf of Laura Ashley Limited

cc: Ms Olivia Smales, Licensing Manager, Laura Ashley
    Mr Alan Spatz, Messrs Troy Gould




Signed: /s/ Michael Prince                               Date:   4/14/03
        ----------------------------------------------         -----------
        For and on behalf of Signature Eyewear, Inc.
        Chief Financial Officer

                         [SIGNATURE EYEWEAR LETTERHEAD]



February 9, 2007

Sean Anglim
Head of Operations
Laura Ashley Limited
27 Bagleys Lane
Fulham, London
SW6 2QA

Dear Sean:

Per our conversation, Laura Ashley confirms there is no minimum sales requirement for the 2006/07 contract year.

     1. For the 2006/07 contract year ending January 31, 2007, Signature will pay a royalty minimum of *** (a final payment of *** to be made
          March 19, 2007).

     2. For royalty and administrative support in conjunction with building the brand, in respect of the year ending January 27, 2007, Signature will pay Laura Ashley *** (three payments of *** in May 07, August 07, November 07, and the balance of *** in January 08).

     3. Signature also agrees to a fee of ***, in respect of the year ending January 27, 2007, to be paid in March of 2007.

     4. Signature and Laura Ashley agree to extend the license agreement until January 2010 under the following terms and conditions:

          a.) Signature will pay Laura Ashley the greater of *** royalty or the minimum royalty as outlined below:

          b.)  Year                 Minimum Royalty
               ----                 ---------------

               2007/06                    ***
               2006/09                    ***
               2009/10                    ***

Signature truly appreciates Laura Ashley's understanding in regard to the future development of the Laura Ashley eyewear brand. We are excited to work together to build a strong and profitable eyewear business in the years to come.

Please sign our memorandum of understanding and fax back to 310-330-270. If you have any questions please call us at 9 am (PST) on Thursday.

Best,




Michael Prince                                    /s/ Sean Anglim
----------------------                            ------------------------------
CEO                                               Approved and Accepted
Signature Eyewear                                 Sean Anglim-Head of Operations
                                                  Laura Ashley Limited